Exhibit 99.1
Monster Worldwide Reports First Quarter 2011 Results
Q1 Bookings of $272 Million Increased 24% Year over Year
Deferred Revenue Improved to $399 Million, a 31% Year over Year Increase;
Cash Flow From Operations of $49 Million
Q1 GAAP Revenue of $261 Million Increased 21% Year over Year;
Q1 Non-GAAP Revenue of $264 Million Increased 23% Year over Year
Q1 GAAP EPS Break-even; Q1 Non-GAAP EPS of $0.05
2011 Bookings and Revenue Growth Expected to be in the Range of 20-25% Year over Year;
2011 Non-GAAP EPS Expected to be in the Range of $0.36 — $0.48
Q2 2011 Bookings and Revenue Growth Expected to be in the Range of 20-25% Year over Year;
Q2 2011 Non-GAAP EPS Expected to be in the Range of $0.06 — $0.10
New York, April 28, 2011— Monster Worldwide, Inc. (NYSE:MWW) today reported financial results for the first quarter ended March 31, 2011.
Sal Iannuzzi, chairman, president and chief executive officer of Monster Worldwide, said, “We had a strong start to the year with first quarter 2011 bookings and revenue growth of 24% and 23%, respectively. These results were driven by the improved value proposition we offer our customers worldwide and the continued global economic recovery. We are confident we have the right strategy in place and reiterate our outlook for bookings and revenue growth in 2011 to be in the range of 20 — 25% and remain committed to significantly improving profitability.”
First Quarter Results
Bookings, which represent the dollar value of contractual orders received, and are considered by the Company to be a key indicator of future revenues, increased 24% to $272 million compared to $219 million reported in the first quarter of 2010. On a year over year basis, currency translation had a $1.6 million positive impact on bookings in the first quarter. Historical data on bookings for prior quarters is available in the Company’s supplemental financial information.

GAAP revenue of $261 million includes a $2.7 million purchase accounting adjustment related to the HotJobs acquisition. Non-GAAP revenue of $264 million increased 23% from revenue of $215 million in the first quarter of 2010. On a year over year basis, currency translation had a $1.2 million positive impact on non-GAAP revenue in the first quarter.
Total Careers revenue on a non-GAAP basis was $231 million, an increase of 26%, compared to $183 million in the first quarter of 2010.
Non-GAAP Careers-North America revenue was $124 million, an increase of 28% compared to $97 million in the first quarter of 2010. Careers-International revenue increased 25% to $107 million compared with $86 million in the prior year period. Internet Advertising & Fees revenue was relatively unchanged at $33 million.
Consolidated GAAP operating expenses were $260 million. Net income was $0.1 million, or break-even on a per share basis. This compares to a net loss of $24 million, or $0.20 loss per share, in the first quarter of 2010, which included a pre-tax adjustment of $11 million or $0.06 per share net of tax.
Net income for the first quarter 2011 included pre-tax adjustments of $9.5 million, or $0.05 per share net of tax. These items consisted of a $2.7 million reduction to revenue due to the purchase accounting adjustment related to the acquisition of HotJobs, $4.9 million primarily related to HotJobs integration costs, $3.0 million of charges relating to previously exited facilities, partially offset by $1.1 million of net realized gains on auction rate securities. These pro forma items are fully described in the “Notes Regarding the Use of Non-GAAP Financial Measures” and are reconciled to the GAAP measure in the accompanying tables.
Monster Worldwide non-GAAP net income was $6.3 million, or $0.05 per share. This compares to a non-GAAP net loss of $17 million, or $0.14 loss per share in the first quarter of 2010. On a non-GAAP basis, operating expenses were $252 million or a 5% year over year increase compared to $239 million in the first quarter of 2010.

Cash and cash equivalents were $191 million as of March 31, 2011 compared to $163 million as of December 31, 2010. The increase in cash and cash equivalents was primarily attributable to cash provided by operations of $49 million, partially offset by $16 million of capital expenditures.
Monster Worldwide’s deferred revenue balance as of March 31, 2011 was $399 million compared to $376 million reported as of December 31, 2010 and $305 million as of March 31, 2010.
Guidance
The Company offered the following business outlook based on current available information and expectations as of April 28, 2011, exclusive of any future acquisitions or dispositions.
Q2 and Full Year 2011
($’s in millions, except per share amounts)

Second
	Quarter	Full Year
	2011	2011
Bookings	$250-$260	$1,191-$1,241
Year Over Year Change	20%-25%	20%-25%

Revenue (non-GAAP)	$258-$269	$1,103-$1,149
Year Over Year Change	20%-25%	20%-25%

Earnings per Share (non-GAAP)	$0.06-$0.10	$0.36-$0.48
Special Note: The statements in this release that are not strictly historical, including, without limitation, statements regarding the Company’s strategic direction, prospects and future results, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve certain risks and uncertainties and, therefore, actual results may differ materially from what is expressed or implied herein and no assurance can be given that the Company will achieve, among other things, its outlook with respect to bookings, revenue or earnings per share for the second fiscal quarter of 2011 or the full 2011 fiscal year. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, economic and other conditions in the markets in which we operate, risks associated with acquisitions or dispositions, competition, and the other risks discussed in our Form 10-K and our other filings made with the Securities and Exchange Commission, which discussions are incorporated into this release by reference. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on the forward-looking statements in this release as they reflect management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any of the forward-looking statements contained in this release or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
Conference Call and Webcast
First quarter 2011 results will be discussed on Monster Worldwide’s quarterly conference call taking place on April 28, 2011 at 5:00 PM ET. A live webcast of the conference call can be accessed online through the Investor Relations section of the Company’s website at http://ir.monster.com. To join the conference call by telephone, please dial (888) 696-1396 or (706) 758-9636 and reference conference ID# 60740167.
A presentation of financial slides will be referenced during the conference call and will be viewable through the live webcast. A PDF of the financial presentation can also be accessed directly at http://about-monster.com/sites/default/files/Q12011earningslidefinal.pdf or through the Company’s Investor Relations website at http://ir.monster.com.
The Company has also made available certain supplemental financial information which can be accessed directly at http://about-monster.com/sites/default/files/q111supplement.pdf or through the Company’s Investor Relations website at http://ir.monster.com.
For a replay of the conference call, please dial (800) 642-1687 or (706) 645-9291 and reference ID# 60740167. This number is valid until midnight on May 5, 2011.
Contacts
Investors: Lori Chaitman, (212) 351-7090, Lori.Chaitman@monster.com
Media: Matt Henson, (978) 823-2627, Matthew.Henson@monster.com
About Monster Worldwide
Monster Worldwide, Inc. (NYSE: MWW), parent company of Monster® the premier global online employment solution for more than a decade, strives to inspire people to improve their lives. With a local presence in key markets in North America, Europe, Asia and Latin America, Monster works for everyone by connecting employers with quality job seekers at all levels and by providing personalized career advice to consumers globally. Through online media sites and services, Monster delivers vast, highly targeted audiences to advertisers. Monster Worldwide is a member of the S&P 500 index. To learn more about Monster’s industry-leading products and services, visit www.monster.com.

Notes Regarding the Use of Non-GAAP Financial Measures
The Company has provided certain non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles (“GAAP”) and may be different from non-GAAP measures reported by other companies. The Company believes that its presentation of non-GAAP measures provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations.
Non-GAAP revenue, operating expenses, operating income, operating margin, net income or loss and diluted earnings per share all exclude certain pro forma adjustments including: net costs associated with the Company’s historical stock option grant practices; the strategic restructuring actions initiated in the third quarter of 2007; severance charges related to the targeted global headcount reduction; facility charges primarily related to the product and technology global reorganization and changes in sublet assumptions on previously exited facilities; the fair value adjustment to deferred revenue in connection with the acquisition of ChinaHR and HotJobs; realized and unrealized gains and losses on marketable securities; acquisition and integration-related costs associated with the acquisition of HotJobs; and a net non-cash benefit relating to the reversal of an income tax liability for uncertain tax positions. The Company uses these non-GAAP measures for reviewing the ongoing results of the Company’s core business operations and in certain instances, for measuring performance under certain of the Company’s incentive compensation plans. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.
Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is defined as net income or loss before interest income or expense, income tax expense or benefit, net gain or loss in equity interests, depreciation and amortization and non-cash compensation expense. The Company considers EBITDA to be an important indicator of its operational strength which the Company believes is useful to management and investors in evaluating its operating performance. EBITDA is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies.
Operating income before depreciation and amortization (“OIBDA”) is defined as net income or loss from operations before depreciation, amortization of intangible assets, amortization of stock-based compensation and non-cash costs incurred in connection with the Company’s restructuring program. The Company considers OIBDA to be an important indicator of its operational strength. This measure eliminates the effects of depreciation, amortization of intangible assets, amortization of stock-based compensation and non-cash restructuring costs from period to period, which the Company believes is useful to management and investors in evaluating its operating performance. OIBDA is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies.
Bookings represent the dollar value of contractual orders received in the relevant period.
Free cash flow is defined as cash flow from operating activities less capital expenditures. Free cash flow is considered a liquidity measure and provides useful information about the Company’s ability to generate cash after investments in property and equipment. Free cash flow reflected herein is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies. Free cash flow does not reflect the total change in the Company’s cash position for the period and should not be considered a substitute for such a measure.

Net cash and securities is defined as cash and cash equivalents plus short-term and long-term marketable securities, less total debt. Total available liquidity is defined as cash and cash equivalents, plus short-term and long-term marketable securities plus unused borrowings under our credit facility. The Company considers net cash and securities and total available liquidity to be important measures of liquidity and indicators of its ability to meet its ongoing obligations. The Company also uses net cash and securities and total available liquidity, among other measures, in evaluating its choices for capital deployment. Net cash and securities and total available liquidity are presented herein as non-GAAP measures and may not be comparable to similarly titled measures used by other companies.

MONSTER WORLDWIDE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2011	2010

Revenue	$261,382	$215,305

Salaries and related	135,661	128,450
Office and general	66,570	62,148
Marketing and promotion	57,698	59,581

Total operating expenses	259,929	250,179

Operating income (loss)	1,453	(34,874)

Interest and other, net	(441)	(653)

Income (loss) before income taxes and loss in equity interests	1,012	(35,527)

Provision for (benefit from) income taxes	356	(12,179)
Loss in equity interests, net	(578)	(831)

Net income (loss)	$78	$(24,179)

Basic income (loss) per share	$—	$(0.20)

Diluted income (loss) per share	$—	$(0.20)

Weighted average shares outstanding:

Basic	121,425	120,032

Diluted	124,636	120,032

Operating income (loss) before depreciation and amortization:

Operating income (loss)	$1,453	$(34,874)
Depreciation and amortization of intangibles	18,401	16,604
Amortization of stock-based compensation	13,180	10,267

Operating income (loss) before depreciation and amortization	$33,034	$(8,003)

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MONSTER WORLDWIDE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended March 31,
	2011	2010
Cash flows provided by operating activities:
Net income (loss)	$78	$(24,179)

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	18,401	16,604
Provision for doubtful accounts	370	1,149
Non-cash compensation	13,180	10,267
Deferred income taxes	(3,984)	(14,713)
Loss in equity interests, net	578	831
Gains on auction rate securities	(1,120)	(200)
Changes in assets and liabilities, net of purchase transactions:
Accounts receivable	12,416	17,631
Prepaid and other	(6,718)	1,589
Deferred revenue	14,926	4,668
Accounts payable, accrued liabilities and other	1,293	22,569

Total adjustments	49,342	60,395

Net cash provided by operating activities	49,420	36,216

Cash flows used for investing activities:
Capital expenditures	(16,457)	(8,536)
Cash funded to equity investee	(1,007)	(1,345)
Sales and maturities of marketable securities	1,120	3,414
Dividends received from unconsolidated investee	443	220

Net cash used for investing activities	(15,901)	(6,247)

Cash flows used for financing activities:
Payments on borrowings on credit facility	(4,500)	—
Tax withholdings related to net share settlements of restricted stock awards and units	(7,096)	(6,359)
Proceeds from the exercise of employee stock options	23	27

Net cash used for financing activities	(11,573)	(6,332)

Effects of exchange rates on cash	5,887	(7,932)

Net increase in cash and cash equivalents	27,833	15,705
Cash and cash equivalents, beginning of period	163,169	275,447

Cash and cash equivalents, end of period	$191,002	$291,152

Free cash flow:

Net cash provided by operating activities	$49,420	$36,216
Less: Capital expenditures	(16,457)	(8,536)

Free cash flow	$32,963	$27,680

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MONSTER WORLDWIDE, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2011	December 31, 2010
Assets:

Cash and cash equivalents	$191,002	$163,169
Accounts receivable, net	340,307	346,751
Property and equipment, net	154,900	150,147
Goodwill and intangibles, net	1,213,656	1,189,135
Other assets	136,580	128,800

Total assets	$2,036,445	$1,978,002

Liabilities and Stockholders’ equity:

Accounts payable, accrued expenses and other current liabilities	$232,701	$225,876
Deferred revenue	399,105	376,448
Current portion of long-term debt and borrowings on credit facility	80,000	84,500
Long-term income taxes payable	96,922	95,390
Long-term debt, less current portion	40,000	40,000
Other long-term liabilities	20,603	27,138

Total liabilities	$869,331	$849,352

Stockholders’ equity	1,167,114	1,128,650

Total liabilities and stockholders’ equity	$2,036,445	$1,978,002

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MONSTER WORLDWIDE, INC.
UNAUDITED OPERATING SEGMENT INFORMATION
(in thousands)

			Internet
	Careers -	Careers -	Advertising &	Corporate
Three Months Ended March 31, 2011	North America	International	Fees	Expenses	Total

Revenue	$121,032	$107,260	$33,090		$261,382
Operating income	16,989	5,422	1,503	$(22,461)	1,453
OIBDA	29,981	16,941	5,313	(19,201)	33,034

Operating margin	14.0%	5.1%	4.5%		0.6%
OIBDA margin	24.8%	15.8%	16.1%		12.6%

			Internet
	Careers -	Careers -	Advertising &	Corporate
Three Months Ended March 31, 2010	North America	International	Fees	Expenses	Total

Revenue	$96,957	$85,625	$32,723		$215,305
Operating (loss) income	(3,772)	(13,412)	1,236	$(18,926)	(34,874)
OIBDA	5,671	(3,089)	4,764	(15,349)	(8,003)

Operating margin	-3.9%	-15.7%	3.8%		-16.2%
OIBDA margin	5.8%	-3.6%	14.6%		-3.7%

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MONSTER WORLDWIDE, INC.
UNAUDITED CONSOLIDATED NON-GAAP STATEMENTS OF OPERATIONS AND RECONCILIATIONS
(in thousands, except per share amounts)

	Three Months Ended March 31, 2011				Three Months Ended March 31, 2010
		Proforma		Consolidated		Proforma		Consolidated
	As Reported	Adjustments		Non GAAP	As Reported	Adjustments		Non GAAP

Revenue	$261,382	$2,658	a	$264,040	$215,305	$—		$215,305
Salaries and related	135,661	(1,178)	b,d	134,483	128,450	(6,360)	b	122,090
Office and general	66,570	(6,829)	c,d	59,741	62,148	(4,371)	d	57,777
Marketing and promotion	57,698	—		57,698	59,581	—		59,581

Total operating expenses	259,929	(8,007)		251,922	250,179	(10,731)		239,448

Operating income (loss)	1,453	10,665		12,118	(34,874)	10,731		(24,143)
Operating margin	0.6%			4.6%	-16.2%			-11.2%
Interest and other, net	(441)	(1,120)	e	(1,561)	(653)	(200)	e	(853)

Income (loss) before income taxes and loss in equity interests	1,012	9,545		10,557	(35,527)	10,531		(24,996)
Provision for (benefit from) income taxes	356	3,356	f	3,712	(12,179)	3,610	f	(8,569)
Loss in equity interests, net	(578)	—		(578)	(831)	—		(831)

Net income (loss)	$78	$6,189		$6,267	$(24,179)	$6,921		$(17,258)

Diluted earnings (loss) per share	$—	$0.05		$0.05	$(0.20)	$0.06		$(0.14)

Weighted average shares outstanding:
Diluted	124,636	124,636		124,636	120,032	120,032		120,032

Note Regarding ProForma Adjustments:

The financial information included herein contains certain non-GAAP financial measures. This information is not intended to be used in place of the financial information prepared and presented in accordance with GAAP, nor is it intended to be considered in isolation. We believe that the above presentation of non-GAAP measures provide useful information to management and investors regarding certain core operating and business trends relating to our results of operations, exclusive of certain restructuring related and other special charges.

ProForma adjustments consist of the following:

a	Deferred revenue fair value adjustment required under existing purchase accounting rules relating to the acquisition of the Hotjobs Assets in Q3 2010.

b	Severance charges primarily related to the reorganization of the product & technology groups on a global basis.

c	Charges related to changes in sublet assumptions on previously exited facilities.

d	Acquisition and integration related costs associated with the acquisition of the Hotjobs Assets.

e	Net realized gains on available for sale securities.

f	Income tax adjustment is calculated using the effective tax rate of the reported period multiplied by the ProForma adjustment to income before income taxes and loss in equity interests.

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MONSTER WORLDWIDE, INC.
UNAUDITED NON-GAAP OPERATING SEGMENT INFORMATION
(in thousands)

			Internet
	Careers -	Careers -	Advertising &	Corporate
Three Months Ended March 31, 2011	North America	International	Fees	Expenses	Total

Revenue — GAAP	$121,032	$107,260	$33,090		$261,382
Proforma Adjustments	2,658	—	—		2,658

Revenue — Non GAAP	$123,690	$107,260	$33,090		$264,040

Operating income (loss) — GAAP	$16,989	$5,422	$1,503	$(22,461)	$1,453
Proforma Adjustments	2,886	283	21	7,475	10,665

Operating income (loss) — Non GAAP	$19,874	$5,704	$1,524	$(14,984)	$12,118

Operating margin — GAAP	14.0%	5.1%	4.5%		0.6%
Operating margin — Non GAAP	16.1%	5.3%	4.6%		4.6%

			Internet
	Careers -	Careers -	Advertising &	Corporate
Three Months Ended March 31, 2010	North America	International	Fees	Expenses	Total

Revenue	$96,957	$85,625	$32,723		$215,305
Proforma Adjustments	—	—	—		—

Revenue — Non GAAP	$96,957	$85,625	$32,723		$215,305

Operating income (loss) — GAAP	$(3,772)	$(13,412)	$1,236	$(18,926)	$(34,874)
Proforma Adjustments	3,281	2,143	909	4,398	10,731

Operating income (loss) — Non GAAP	$(491)	$(11,269)	$2,145	$(14,528)	$(24,143)

Operating margin — GAAP	-3.9%	-15.7%	3.8%		-16.2%
Operating margin — Non GAAP	-0.5%	-13.2%	6.6%		-11.2%

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